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                                                              EXHIBIT 99(h)(iii)

                            TRANSFER AGENCY AGREEMENT

         AGREEMENT made this 4th day of November, 2003, between New Covenant Funds (the "Trust"), a Delaware trust having its principal place of business at 200 East Twelfth Street, Suite C, Jeffersonville, Indiana 47130, and BISYS Fund Services Ohio, Inc. (`BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust desires that BISYS perform transfer agency services for the Trust and each investment portfolio of the Trust, as now in existence and listed on Schedule A hereto, or as hereafter may be established from time to time (individually referred to herein as the "Fund" and collectively as the "Funds");

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement; and

         WHEREAS, BISYS and Trust wish to enter into this Agreement in order to set forth the terms under which BISYS will perform the transfer agency services set forth herein for the Trust.

         NOW, THEREFORE, in consideration of the covenants hereinafter contained, the Trust and BISYS hereby agree as follows:

         1. Services

         BISYS shall perform for the Trust the transfer agent services set forth in Schedule B hereto. BISYS also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS shall perform such additional services as are provided on an amendment to Schedule B hereof, in consideration of such fees as the parties hereto may agree.

         BISYS may utilize third party vendors as agents in connection with its services, and subject to the prior approval of the Board of Trustees of the Trust, may appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-Transfer Agent") to carry out some or all of its responsibilities as transfer agent under this Agreement; provided, however, that such agents (including any such Sub-Transfer Agent) shall be agents of BISYS and not agents of the Trust, and that BISYS shall be fully responsible for the acts of such agents and shall not be relieved of any of its responsibilities hereunder by their appointment.

         2. Fees

         The Trust shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule C hereto. Fees for any additional services to be provided by BISYS pursuant to an amendment to Schedule B hereto shall be subject to mutual agreement at the time such amendment to Schedule B is proposed.

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         3. Reimbursement of Expenses and Miscellaneous Service Fees

         (a) In addition to paying BISYS the fees set forth in Schedule C, the Trust agrees to reimburse BISYS for BISYS' reasonable out-of-pocket expenses (for which no mark-up for BISYS overhead expenses shall be included) in providing services hereunder, including without limitation, the following:

         (i) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Trust and in delivering all materials to shareholders;

         (ii) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with the Trust, the Trust's investment adviser or custodian, dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

         (iii)    Sales taxes paid on behalf of the Trust;

         (iv) The cost of microfilm or microfiche or other electronic retention of records or other materials;

         (v)      Courier (delivery expenses);

         (vi)     Check processing fees;

         (vii)    Records retention /storage fees;

         (viii)   Fulfillment;

         (ix)     IRA custody and other related fees;

         (x)      NSCC and related costs;

         (xi)     Sales taxes;

         (xii)    Costs of statements and confirmations;

         (xiii)   Costs of tax forms;

         (xiv)    Costs of all other shareholder correspondence;

         (xv)     Post office boxes; and

         (xvi) Any expenses BISYS shall incur at the written direction of an officer of the Trust thereunto duly authorized.

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         The out-of pocket expenses charged by BISYS shall not exceed those listed on the schedule of charges annexed as Schedule E, unless BISYS is charged a greater amount by its vendor and notifies the Trust that the increase shall be reflected on Schedule E and passed through to the Trust.

         (b) In addition, BISYS shall be entitled to receive the following fees:

         (i) A fee for managing and overseeing the report, print and mail functions performed by BISYS' third-party vendors, not to exceed $.04 per page for statements and $.03 per page for confirmations; fees for programming in connection with creating or changing the forms of statements, billed at the rate of $150 per hour; and costs for postage, couriers, stock computer paper, computer disks, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material (including the costs of preparing and printing all printed materials) which shall be required for the performance of the services to be provided hereunder;

         (ii) System development fees, billed at the rate of $150 per hour, as approved by the Trust, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services pursuant to Item 8 of Schedule D attached hereto;

         (iii) Fees for development of custom interfaces, billed at a mutually agreed upon rate;

         (iv)     Ad hoc reporting fees, billed at a mutually agreed upon rate;

         (v) Interactive Voice Response System fees, charged according to BISYS' standard rate schedule, and applicable to the level of service (e.g., basic, transaction, premium) selected;

         (vi) Expenses associated with the tracking of "as-of' trades, billed at the rate of $50 per hour, as approved by the Trust; and

         (vii) Expenses associated with BISYS' anti-fraud procedures and the performance of delegated services under the written anti-money laundering program ("AML Program") adopted by the Trust.

         4. Effective Date

         This Agreement shall become effective upon the conversion of the Trust's shareholder accounts to BISYS' systems, on or about April 1, 2004 (or such other date as may be mutually agreed upon by the parties) (the "Effective Date").

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         5. Term

         This Agreement shall continue in effect from the Effective Date until March 31, 2007 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one year periods ("Rollover Periods"). This Agreement may be terminated only (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided at least ninety (90) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

         For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors. BISYS shall not terminate this Agreement pursuant to clause (a) above based solely upon the Trust's failure to pay an amount to BISYS which is the subject of a good faith dispute, if (i) the Trust is attempting in good faith to resolve such dispute with as much expediency as may be possible under the circumstances, and (ii) the Trust continues to perform its obligations hereunder in all other material respects (including paying all fees and expenses not subject to reasonable dispute hereunder).

         Notwithstanding the foregoing, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of the Trust, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Schedule C and
Section 3 hereof, the amount of all of BISYS' cash disbursements in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment adviser and/or other parties of the Trust's property, records, instruments and documents.

         If, for any reason other than (i) nonrenewal, (ii) mutual agreement of the parties or (iii) "cause" for termination of BISYS hereunder, BISYS's services are terminated hereunder, BISYS is replaced as transfer agent, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-

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transfer Agent appointed as provided in Section. 1 hereof), then the Trust shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the balance that would be due BISYS for its services hereunder during (a) the next twelve (12) months or (b) if less than twelve (12), the number of months remaining in the then-current term of this Agreement, assuming for purposes of the calculation of the one-time payment that the fees that would be earned by BISYS for each month shall be based upon the average number of shareholder accounts and fees payable to BISYS monthly during the twelve (12) months prior to the date that services terminate, BISYS is replaced or a third party is added.

         In the event the Trust or any Fund is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide transfer agency services consistent with this Agreement, including the number of accounts subject to such services. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which services are terminated, BISYS is replaced or a third party is added.

         The parties further acknowledge and agree that, in the event services are terminated, BISYS is replaced, or a third party is added, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

         6. Standard of Care; Uncontrollable Events; Limitation of Liability

         BISYS shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder.

         BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry. out its obligations under this Agreement. Upon the Trust's reasonable request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility' hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS' reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault

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of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

         BISYS shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent public accountants on the internal controls and procedures of BISYS relating to the services provided by BISYS under this Agreement.

         NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7. Legal Advice

         BISYS shall notify the Trust at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement. After so notifying the Trust, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Trust unless relating to a matter involving BISYS' willful misfeasance, bad faith, negligence or reckless disregard of BISYS' responsibilities and duties hereunder, and BISYS shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

         8. Instructions / Certain Procedures, etc.

         Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication (including electronic mail), reasonably believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees (hereafter referred to as the "Board") or by the shareholder or shareholder's agent, as the case may be.

         As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust

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relating to the relevant Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Trust.

         The parties hereto may amend any procedures adopted, approved or set forth herein by written agreement as may be appropriate or practical under the circumstances, and BISYS may conclusively assume that any special procedure which has been approved by an executive officer of the Trust (other than an officer or employee of BISYS) does not conflict with or violate any requirements of the Trust's Declaration of Trust, By-Laws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

         The Trust acknowledges receipt of a copy of BISYS' policy related to the acceptance of trades for prior day processing (the "BISYS As-Of Trading Policy"). BISYS may amend the BISYS As-of Trading Policy from time to time in its sole discretion. A copy of any such amendments shall be delivered to the Trust upon request. BISYS may apply the BISYS As-Of Trading Policy whenever applicable, unless BISYS agrees in writing to process trades according to such other as-of trading policy as may be adopted by the Trust and furnished to BISYS by the Trust.

         The Trust acknowledges and agrees that deviations from BISYS' written transfer agent compliance procedures may involve a substantial risk of loss. In the event an authorized representative of the Trust requests that an exception be made from any written compliance or transfer agency procedures adopted by BISYS, or any requirements of the AML Program, BISYS may in its sole discretion determine whether to permit such exception. In the event BISYS determines to permit such exception, the same shall become effective when set forth in a written instrument executed by an authorized representative of the Trust (other than an employee of BISYS) and delivered to BISYS (an "Exception"); provided that an Exception concerning the requirements of the Trust's AML Program shall be authorized by the Trust's AML Compliance Officer (as defined in Section 15). An Exception shall be deemed to remain effective until the relevant instrument expires according to its terms (or if no expiration date is stated, until BISYS receives written notice from the Trust that such instrument has been terminated and the Exception is no longer in effect). Notwithstanding any provision in this Agreement that expressly or by implication provides to the contrary, as long as BISYS acts in good faith, BISYS shall have no liability for any loss, liability, expenses or damages to the Trust resulting from the Exception, and the Trust shall indemnify BISYS and hold BISYS harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages resulting to BISYS therefrom.

         9. Indemnification

         The Trust agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on

                                        7
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information, records, instructions or requests given or made to BISYS by the
Trust, the investment adviser, fund accountant or custodian thereof; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

         BISYS shall indemnify, defend, and hold the Trust harmless from and against any and all claims, actions and suits and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) resulting directly and proximately from BISYS' willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder.

         The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an Indemnified Party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably.

         The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         10. Record Retention and Confidentiality

         BISYS shall keep and maintain on behalf of the Trust all books and records which the Trust or BISYS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31 a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating

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to the maintenance of books and records in connection with the services to be provided hereunder. BISYS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times. BISYS shall otherwise keep confidential all books and records relating to the Trust and its shareholders, except when (i) disclosure is required by law, (ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or
(iv) BISYS is requested to make a disclosure by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust or the dealer of record as to such account. BISYS shall provide the Trust with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent reasonably practicable. The provisions of this Section 10 are subject to the provisions of Section 22.

         11. Reports

         BISYS shall furnish to the Trust and to its properly-authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule D attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule
D. The Trust agrees to examine each such report promptly, and report or cause to be reported any discrepancies. In the event that alleged discrepancies concerning the report are not raised in connection with the next occurring Board meeting following the Trust's receipt of the report (except such errors and discrepancies as may not reasonably be expected to be discovered by the Trust upon conducting a reasonable review), the cost associated with redoing or reproducing the report or information therein at the request of the Trust shall be borne by the Trust.

         12. Rights of Ownership

         All computer programs and procedures employed or developed by or on behalf of BISYS to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data shall be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         13. Return of Records

         BISYS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records shall be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents

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shall be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         14. Bank Accounts

         BISYS is hereby granted such power and authority as may be necessary to establish one or more bank accounts for the Trust with such bank or banks as are selected or approved by the Trust, as may be necessary or appropriate from time to time in connection with the services required to be performed hereunder. The Trust shall be deemed to be the customer of such Bank or Banks for all purposes in connection with such accounts. To the extent that the performance of such services hereunder shall require BISYS to disburse amounts from such accounts in payment of dividends, redemption proceeds or for other purposes hereunder, the Trust shall provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

         15. Representations and Warranties of the Trust

         The Trust represents and warrants to BISYS that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, (b) by virtue of its Declaration of Trust, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury, and (c) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         The Trust also represents and warrants that (a) the Trust has adopted the written AML Program that has been submitted to BISYS pursuant to Section 18, and has appointed an officer of the Trust as the Trust's anti-money laundering compliance officer ("AML Compliance Officer"), (b) the AML Program and the designation of the AML Officer have been approved by the Board, (c) the delegation of certain services thereunder to BISYS, as provided in Section 22, has been approved by the Board, and (d) the Trust will submit any material amendments to the AML Program to BISYS for BISYS' review and consent prior to adoption in accordance with Section 20.

         16. Representations and Warranties of BISYS

         BISYS represents and warrants that: (a) BISYS has been in, and shall continue to be in compliance in all material respects with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and
(c) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

         EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLETELY DISCLAIMED.

         1 7. Insurance

         BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, BISYS shall provide evidence that coverage is in place. BISYS shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. BISYS shall notify- the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

         18. Information to be Furnished by the Trust and Funds

         The Trust has furnished to BISYS the following, as amended and current as of the Effective Date:

         (a) A copy of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

         (b) A copy of the Trust's Bylaws and any amendments thereto;

         (c) Certified copies of resolutions of the Board covering the following matters:

         (i) Approval of this Agreement and authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct BISYS hereunder; and

         (ii)     Authorization of BISYS to act as Transfer Agent for the Trust.

         (d) A list of all officers of the Trust, with the Trust's AML Compliance Officer included among the officers therein, and any other persons (who may be associated with the Trust or its investment advisor), together with specimen signatures of those officers and other persons who (except as otherwise provided herein to the contrary) shall be authorized to instruct BISYS in all matters.

         (e) Two copies of the following (if such documents are employed by the Trust):

         (i)      Prospectuses and Statement of Additional Information;

         (ii)     Distribution Agreement; and

         (iii) All other forms commonly used by the Trust or its Distributor with regard to their relationships and transactions with shareholders of the Funds.

         (f) A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

         (g) A copy of the Trust's written AML Program, including related Policies and Procedures. 19. Information Furnished by BISYS BISYS has furnished to the Trust evidence of the following:

         (a) Approval of this Agreement by BISYS, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

         (b) Authorization of BISYS to act as Transfer Agent for the Trust.

         (c) The current BISYS "As-of' Trading Policy.

         20. Amendments to Documents

         The Trust shall furnish BISYS actual notice of amendments to, or changes in, any of the items referred to in Section 18 hereof, and arrange to provide written copies of any such amendments forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Trust, or the AML Program, which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Trust first obtains BISYS' approval of such amendments or changes, which approval shall not be withheld unreasonably.

         21. Reliance on Amendments

         BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 18 and 20 of this Agreement and, subject to the provisions of Section 6 hereof, the Trust hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 18 and 20 hereof, in the event the same relate to services provided by BISYS hereunder, BISYS shall have no liability for failure to comply with or take any action in conformity with such amendments or changes unless the Trust first obtains BISYS' consent to and approval of the specific amendments or changes.

         22. Compliance with Laws

         Except for the obligations of BISYS set forth in Section 10 hereof, the Trust assumes full responsibility for the preparation and contents of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that all shares of the Trust that are offered to the public are covered by an effective registration statement under the 1933 Act and the 1940 Act.

         The Trust acknowledges that it is a financial institution subject to the law entitled Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("U.S.A. Patriot") Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts") and shall comply with the AML Acts and applicable regulations adopted thereunder (collectively, the "Applicable AML Laws") in all relevant respects, subject to the delegation of certain responsibilities to BISYS, as provided in the next paragraph below.

         The Trust hereby delegates to BISYS the performance, on behalf of the Trust, of the anti-money laundering services set forth under Item 6 of Schedule B (the "AML Services") as concerns the shareholder accounts maintained by BISYS pursuant to this Agreement (including direct accounts; accounts maintained through FUND/SERV and Networking, to the extent provided below, and omnibus accounts, to the extent provided below). BISYS agrees to the foregoing delegation and agrees to perform such services in accordance with the Trust's AML Program. In connection therewith, BISYS agrees to maintain policies and procedures, and related internal controls, that are consistent with the Trust's AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the Applicable AML Laws, including the requirement to have policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the Bank Secrecy Act.

BISYS' obligations under this delegation shall be subject to Sections 20 and 21, which require that the AML Program and any material amendments thereto be submitted to BISYS for its review and consent.

         The Trust agrees and acknowledges that, notwithstanding the delegation provided for in the foregoing paragraph, the Trust maintains full responsibility for ensuring that its AML Program is, and shall continue to be, reasonably designed to ensure compliance with the Applicable AML Laws, in light of the particular business of the Trust, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

         In connection with the foregoing delegation, the Trust also acknowledges that the performance of the AML Services involves the exercise of discretion which in some circumstances may result in consequences to the Trust and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholder accounts). In this regard, (i) under circumstances in which the AML Program authorizes the taking of certain actions, BISYS is granted the discretion to take any such action as may be authorized under the AML Program, and consultation with Trust shall not be required in connection therewith unless specifically required under the AML Program, and
(ii) the Trust instructs BISYS that it may avail the Trust of any safe harbor from civil liability that may be available under Applicable AML Laws for making a disclosure or filing a report thereunder.

         As concerns Networking Level III accounts and omnibus accounts, the AML Services performed by BISYS are subject to a more limited scope, as contemplated under the interim final rule of the Department of the Treasury, 31 CFR 103, effective April 24, 2002 (the "Interim Final Rule") and the performance by the Trust of the risk-based evaluation of entities holding such accounts, as contemplated under the Interim Final Rule. The foregoing reference to the Interim Final Rule shall be deemed to include laws and regulations adopted subsequent to the Interim Final Rule, if and to the extent consistent therewith.

         23. Notices

         Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to 200 East Twelfth Street, Suite C, Jeffersonville, Indiana 47130, Attn: President; and if to BISYS, to it at 3435 Stelzer Road, Columbus, Ohio 43219; Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         24. Assignment

         This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. In the case of BISYS, an "assignment" shall be deemed to include a change in actual control of BISYS or a merger, consolidation, sale or other disposition of all or a substantial part of the assets of BISYS to the extent a change in actual control would result therefrom. This Section 24 shall not limit or in any way affect BISYS' right to use agents or appoint a Sub-Transfer Agent to the extent provided in Section 1 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         25. Governing Law and Matters Relating to the Trust as a Delaware Business Trust.

         This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Declaration of Trust.

         26. Activities of BISYS

         The services of BISYS rendered to the Trust hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Trust, and that BISYS may be or become interested in the Trust as a Shareholder or otherwise

         27. Privacy

         Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust to BISYS, or collected or retained by BISYS in the course of performing its duties as transfer agent, shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of the Trust or as required or permitted by law (including Applicable AML Laws). BISYS represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Trust. The Trust represents to BISYS that it has adopted a Statement of its privacy policies and practices as required .by the Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

         28. Miscellaneous

         (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

         (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

         (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                      NEW COVENANT FUNDS

                                      By: /s/ Dennis M. Murphy
                                          --------------------------------------
                                      Name:
                                      Title:

                                      BISYS FUND SERVICES OHIO, INC.

                                      By: /s/ William J. Tomko
                                          --------------------------------------
                                      Name:  William J. Tomko
                                      Title: President

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                           BETWEEN NEW COVENANT FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                          DATED NOVEMBER 4, 2003

FUNDS
New Covenant Growth Fund
New Covenant Income Fund
New Covenant Balanced Growth Fund
New Covenant Balanced Income Fund

      In addition, BISYS will provide the same transfer agency services as described above for the individual positions held by shareholders in the New Covenant Premier Money Market Fund, or such other money market fund as determined from time to time.

                                   SCHEDULE B

                        TO THE TRANSFER AGENCY AGREEMENT
                           BETWEEN NEW COVENANT FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                             DATED NOVEMBER 4, 2003

                            TRANSFER AGENCY SERVICES

1. Shareholder Transactions

         (a)      Process shareholder purchase and redemption orders.

         (b) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

         (c) Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended.

         (d)      Issue periodic statements for shareholders.

         (e)      Process transfers and exchanges.

         (f) Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2. Shareholder Information Services

         (a) Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

         (b) Produce detailed history of transactions through duplicate or special order statements upon request.

         (c) Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

3. Compliance Reporting

         (a) Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the States in which the Fund is registered.

         (b) Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

         (c)      Issue tax withholding reports to the Internal Revenue Service.

4. Dealer/Load Processing (if applicable)

         (a) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

         (b) Account for separation of shareholder investments from transaction sale charges for purchase of Fund shares.

         (c) Calculate fees due under 12b-1 plans for distribution and marketing expenses.

         (d) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5. Shareholder Account Maintenance

         (a) Maintain all shareholder records for each account in the Trust.

         (b) Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

         (c)      Record shareholder account information changes.

         (d)      Maintain account documentation files for each shareholder.

6. Anti-Money Laundering Services

         (a)      Verify shareholder identity upon opening new accounts.

         (b) Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal :Revenue Service or each agency's designated agent, in each case consistent with the Trust's AML Program.

         (c) Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the Trust's AML Program.

         (d) Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

         (e) Maintain all records or other documentation, related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust's AML Program, and make the same available for inspection by (i) the Trust's AML Compliance Officer, (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or
                  (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trust's AML Compliance Officer.

                                   SCHEDULE C

                        TO THE TRANSFER AGENCY AGREEMENT
                           BETWEEN NEW COVENANT FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                             DATED NOVEMBER 4, 2003

                               TRANSFER AGENT FEES

BISYS shall be entitled to receive transfer agency fees in accordance with the following schedule:

Annual Per Account Fee:


Open Accounts                 $20.00
Closed Accounts               $ 5.00


         For these purposes, the following categories constitute an open account on the BISYS system in any one month: open account with balance, open account with zero balance, open account with negative balance and closed account with activity. Closed accounts with no activity in the month are considered a closed account for billing purposes.

Annual Class Fees:

                  $15,000 per class

AML Fees and Expenses

         Annual program servicing: $2,000.00
         (to be billed in equal monthly amounts of $166.67)

         Systems costs:

Early Warning annual fee                     $575.00
Early Warning per record cost                $  0.17

                  for new account* registration review-- does not apply to Network Level III accounts

Equifax-- per request cost                   $5.00

*CHANGES TO ACCOUNT REGISTRATION INFORMATION OR OTHER ACCOUNT-RELATED INFORMATION MAY RESULT IN CHARACTERIZING THE ACCOUNT AS A "NEW ACCOUNT" FOR THESE PURPOSES.

                                   SCHEDULE D

                        TO THE TRANSFER AGENCY AGREEMENT
                           BETWEEN NEW COVENANT FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                         DATED NOVEMBER 4, 2003

REPORTS

1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

                  (a)      Beginning Balance

                  (b)      Transactions

                  (c)      Shareholder Transactions

                  (d)      Reinvested Dividends

                  (e)      Exchanges

                  (f)      Adjustments

                  (g)      Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. A copy of the most recent report by independent public accountants describing control structure policies and procedures relating to transfer agency operations pursuant to AICPA Statement on Auditing Standards Number 70.

8. Such special reports and additional information that the parties may agree upon, from time to time.

In addition to the forgoing, following each quarterly period, BISYS will provide a report to the following effect pertaining to the AML Services rendered by BISYS hereunder during such quarterly period:

-        performed good order review for all new and reregistered accounts;

-        performed acceptance review for all monetary instruments received;

- administered signature guarantee policy in accordance with prospectus requirements;

- administered escrow hold policy in accordance with prospectus requirements;

-        verified customer address changes;

- verified customer identification for all new accounts and all name changes on existing accounts;

- monitored all purchase transactions made with cash equivalents totaling in excess of $10,000 resulting in the filing of [x] Form 8300 reports during the period. The Fund does not accept cash or currency;

- monitored all accounts for suspicious activity resulting in the filing of [x] Form SAR reports during the period;

- reviewed shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control resulting in the freezing and reporting of [x] accounts during the period;

- reviewed shareholder names in compliance with FinCEN 314(a) requests, resulting in the reporting of accounts during the period;

- created the documentation necessary to provide a basis for law enforcement authorities to trace illicit funds; and

- maintained all records and other documentation related to shareholder accounts and transactions required to e prepared and maintained pursuant to the Fund's anti-money laundering program for all BISYS transfer agent services.

The following will be provided in such report if the Trust falls under the related USA PATRIOT Act provisions:

- performed the required due diligence to help prevent the opening of any accounts for foreign shell banks during the period either directly or through correspondent accounts; and

- performed required due diligence on any new correspondent accounts opened during the period.

                                   SCHEDULE E

                         TO THE TRANSFER AGENCY AGREEMENT
                           BETWEEN NEW COVENANT FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                             DATED NOVEMBER 4, 2003

                       Schedule of Out of Pocket Expenses

BISYS FUND SERVICES

OUT-OF-POCKET CHARGES - MONTHLY

CATEGORY                                                                                   PRICING         UNIT
------------------------------------------------------------------------------------------------------------------------
Media
PRINT MEDIA INITIAL PROGRAMMING SET-UP **ONE TIME CHARGE**
                                                                                                        hour (average 10
                                       Mainframe Programming                               $    150.00  hours)
                                       Document Programming                                $    150.00  hour (average 5 hours)
                                       Scan and Cleanse Logos                              $    150.00  hour (average 2 hours)
PRINT MEDIA CUSTOM PROGRAMMING       ** ONE TIME CHARGE**
                                       Mainframe Programming                               $    150.00  hour
                                       Document Programming                                $    150.00  hour

PRINT MEDIA PRODUCTION

            DAILY CONFIRMS
                                       Laser Printing (black), Folding, Automated
                                       Inserting and Mailing                               $      0.15  page

                                       Handwork Inserting                                  $     25.00  employee/hour
                                       Set-up Fees for Custom Dailies                      $     25.00  each day
                                       Presort Fee                                         $      0.06  package
            NEW ACCOUNT LETTER

                                       Laser Printing, Folding and Inserting               $      0.15  page
                                       Handwork Inserting                                  $     25.00  employee/hour
                                       Presort Fee                                         $      0.06  package
            MAINTENANCE LETTER

                                       Laser Printing, Folding and Inserting               $      0.15  page
                                       Handwork Inserting                                  $     25.00  employee/hour
                                       Presort Fee                                         $      0.06  package
            PERIODIC STATEMENTS

                                       Laser Printing (black), Folding, Automated
                                       Inserting and Mailing
                                                                        Standard Level     $      0.18  page
                                                                        Preferred Level    $      0.18  page
                                                                        Premier Level      $      0.18  page
                                       Handwork Inserting                                  $     25.00  employee/hour
                                       Set-up Fees                                         $     25.00  job
                                       Presort Fee                                         $      0.06  package

                                       Minimum Fee for Each Group per Production Cycle     $    750.00

                                                                                                        average rate per
             POSTAGE - DAILY OUTPUT                                                        $     0.270  package
                                                                                                        average rate per
             POSTAGE - PERIODIC STATEMENTS                                                 $     0.260  package

             MISCELLANEOUS
                                       Storage Fee for Preprinted Materials
                                                                                           $     10.00  bin (average 4 bins)
----------------------------------------------------------------------------------------------------------------------------
             Tax Form Production
                                       PROGRAMMING
                                                                        SET-UP COST
                                                                        Mainframe
                                                                        Programming        $    150.00  hour (average 8 hours)
                                                                        Document
                                                                        Programming        $    150.00  hour (average 2 hours)
                                                                        Image
                                                                        Programming        $    125.00  hour (average 2 hours)
                                       PRODUCTION
                                                                        Printing and
                                                                        Inserting of All
                                                                        Tax Forms          $      0.24  page

                                                                        Presort Fee        $      0.06  piece
                                                                        Handwork
                                                                        Inserting          $     25.00  employee/hour
                                       ENHANCEMENTS
                                                                        Logo on Tax
                                                                        Forms
                                                                                           $    150.00  hour (average 4 hours)
------------------------------------------------------------------------------------------------------------------------------
             Average Cost Statement Production
------------------------------------------------------------------------------------------------------------------------------
                                       PROGRAMMING
                                                                        SET-UP COST
                                                                        Mainframe
                                                                        Programming        $    150.00  hour (average 5 hours)
                                                                        Document
                                                                        Programming        $    150.00  hour (average 2 hours)
                                       PRODUCTION
                                                                        Printing and
                                                                        Inserting          $      0.24  page

                                                                        Presort Fee        $      0.06  piece
                                                                        Handwork
                                                                        Inserting          $     25.00  employee/hour
------------------------------------------------------------------------------------------------------------------------------
             Infodisc - Online Statements and Tax Forms
------------------------------------------------------------------------------------------------------------------------------
                                       Original CD Images                                  $     0.035  Image
                                       Duplicate CD - Minimum                              $    250.00
                                       Dealer CD Images                                    $     0.035  Image
                                       Dealer CD Cost                                      $    100.00  each
                                       Licensing Software for Multiple
                                       Access Ability
                                                                        Purchase License
                                                                        - 5 users          $    500.00
                                                                        Purchase License
                                                                        -10 users          $    750.00
                                                                        Purchase License
                                                                        - 25 users         $  1,625.00

                                                                        Purchase License
                                                                        - 50 users         $  2,750.00
                                                                        Annual
                                                                        Maintenance Fee
                                                                        - 5 users          $    350.00
                                                                        Annual
                                                                        Maintenance Fee
                                                                        - 10 users         $    525.00
                                                                        Annual
                                                                        Maintenance Fee
                                                                        - 25 users         $  1,155.00
                                                                        Annual
                                                                        Maintenance Fee
                                                                        - 50 users         $  1,925.00
                                                                        *Cost of CD
                                                                        Tower not
                                                                        included
------------------------------------------------------------------------------------------------------------------------------
UBOC - NSCC Settlement Fees
------------------------------------------------------------------------------------------------------------------------------
                                       Monthly Admin Fee                                   $    100.00  month
                                       Transfer Fee per Wire                               $     15.00  wire
------------------------------------------------------------------------------------------------------------------------------
                                       FUND/SERV

                                                                                                        per month per
                                                                        Membership Fee     $     50.00  participant number
                                                                                                        per side per inputted
                                                                        Transaction Fee    $     0.175  transaction
                                       NETWORKING

                                                                                                        per month per
                                                                        Membership Fee     $    200.00  participant number
                                                                        Funds Paying
                                                                        Dividends                       per side per
                                                                        Monthly            $      0.02  subaccount
                                                                        Funds Paying
                                                                        Divs Less
                                                                        Frequently                      per side per
                                                                        than Monthly       $      0.01  subaccount
                                                                        Position File
                                                                        Fee - in Excess
                                                                        of 2x the
                                                                        Sub-accounts       $      1.50  per 1000 records
                                       COMMISSION SETTLEMENT

                                                                                                        per month per
                                                                        Membership Fee     $     50.00  participant number
                                                                        Processing Fee -
                                                                        1- 500,000
                                                                        records            $      0.30  per 100 per month
                                                                        Processing Fee -
                                                                        500,001 -
                                                                        1,000,000
                                                                        records            $      0.20  per 100 per month
                                                                        Processing Fee -
                                                                        > 1,000,000
                                                                        records            $      0.10  per 100 per month
                                       *Note: For the combination of Fund/SERV and
                                       Networking only there is a cap of $200/month.
------------------------------------------------------------------------------------------------------------------------------
Banking Services Fees Huntington National Bank)
------------------------------------------------------------------------------------------------------------------------------
                                                                        Negative
                                                                        Collected
                                                                        Balance
                                                                        - Interest                      Prime
                                                                        Negative Ledger
                                                                        Balance Fee (per   $     29.50  each

                                                                account per day
                                                                OD)
                                                                Checks Paid -
                                                                Regular                    $ 0.14   each
                                                                Deposit Tickets
                                                                Processed                  $ 0.40   each
                                                                Check Retrieval -
                                                                Photo Copy                 $ 6.00   each

                                                                Account Analysis           $ 5.00   each
                                                                Wholesale
                                                                Lockbox
                                                                Maintenance                $65.00   each
                                                                Wholesale
                                                                Lockbox
                                                                Remittance
                                                                Processing                 $ 0.44   each
                                                                Wholesale
                                                                Lockbox Data
                                                                Capture - Monthly
                                                                Maintenance                $50.00   month
                                                                Wholesale
                                                                Lockbox Mail
                                                                Forwarding                 $ 0.25   each
                                                                Wholesale
                                                                Lockbox
                                                                Information
                                                                Delivery - Courier         $ 2.50   each
                                                                Wholesale
                                                                Lockbox Data
                                                                Entry                      $0.010   keystroke
                                                                Account
                                                                Maintenance Fee            $10.00   month
                                                                Deposit
                                                                Adjustment
                                                                Processing                 $ 4.00   each

                                                                Deposited Items            $ 0.10   each

                                                                Encoded Items              $0.550   each
                                                                Clearing
                                                                Surcharge - Fee                     Cost
                                                                Returned Item
                                                                Processing -
                                                                Regular                    $ 8.00   each
                                                                Returned Item
                                                                Processing -
                                                                Reclear Item               $ 4.50   each
                                                                Returned Item
                                                                Special Handling
                                                                Maintenance                $12.00   each
                                                                Controlled
                                                                Disbursement -
                                                                Maintenance                $85.00   each
                                                                Controlled
                                                                Disbursement -
                                                                Checks Paid                $ 0.16   each
                                                                NSF - Check
                                                                Handling Fee               $28.00   account/day
                                                                Stop Payment
                                                                - Manual                   $28.00   each
                                                                General ACH
                                                                Maintenance                $40.00   month
                                                                ACH Originated
                                                                Debit/Credit               $ 0.05   each
                                                                ACH Originated
                                                                Prenotification            $ 0.12   each
                                                                ACH Originated
                                                                Night Cycle                $ 0.02   each

                                                                Surcharge

                                                                ACH Received -
                                                                Debit                      $ 0.15   each
                                                                ACH Received -
                                                                Credit                     $ 0.15   each
                                                                ACH Return Item
                                                                - Debit/Credit             $ 8.00   each
                                                                ACH Exception
                                                                Processing
                                                                Bundles                    $25.00   each
                                                                ACH Input-Auto-
                                                                Tape-
                                                                Transmission               $10.00   each
                                                                ACH Service-
                                                                Debit Credit
                                                                Authorization              $25.00   each
                                                                ACH Notification
                                                                of Change (NOC)            $ 5.00   each
                                                                Wire Confirmation
                                                                - Statement                $ 3.00   each
                                                                Outgoing
                                                                Fedwire-Auto-
                                                                Freeform                   $ 6.50   each
                                                                Outgoing
                                                                Fedwire-Manual-
                                                                Repetitive                 $14.00   each
                                                                Outgoing
                                                                Fedwire-Manual-
                                                                Freeform                   $16.00   each
                                                                Outgoing
                                                                Fedwire-Manual-
                                                                Freeform-Indirect          $21.00   each
                                                                Outgoing
                                                                Fedwire-Manual-
                                                                Freeform-Paper             $27.00   each
                                                                Outgoing Book
                                                                Transfer-Auto-
                                                                Freeform                   $ 1.50   each
                                                                Outgoing Book
                                                                Transfer-Manual-
                                                                Freeform-Paper             $17.00   each
                                                                Outgoing Book
                                                                Transfer-Manual-
                                                                Repetitive                 $ 5.00   each
                                                                Outgoing Book
                                                                Transfer-Manual-
                                                                Freeform                   $7.00    each
                                                                Outgoing
                                                                International
                                                                Wire-Manual-
                                                                Freeform                   $40.00   each
                                                                Outgoing
                                                                International
                                                                Wire-Manual-
                                                                Repetitive                 $35.00   each
                                                                Incoming Book
                                                                Transfer                   $ 1.00   each
                                                                Incoming Fedwire
                                                                Transfer                   $ 6.00   each
                                                                Recall Fedwire /
                                                                Book Transfer              $20.00   each
                                                                Tracer Fedwire /
                                                                Book Transfer              $ 5.00   each
                                                                Drawdown
                                                                Request-Fedwire
                                                                Transfer                   $16.00   each

                                                                   Information Rep
                                                                   Terminal / File /
                                                                   Previous Day
                                                                   Summary               $    0.20   each
                                                                   Information Rep
                                                                   Terminal / File /
                                                                   Previous Day
                                                                   Detail                $    0.05   each
                                                                   Information Rep
                                                                   Terminal Intra /
                                                                   Summary               $    0.25   each
                                                                   Information Rep
                                                                   Terminal Intra /
                                                                   Detail                $    0.10   each
                                                                   Information Rep /
                                                                   Previous Day
                                                                   Summary - Web         $    0.20   each
                                                                   Information Rep /
                                                                   Previous Day
                                                                   Detail - Web          $    0.05   each
                                                                   Information Rep /
                                                                   Current Day
                                                                   Summary - Web         $    0.25   each
                                                                   Information Rep /
                                                                   Current Day
                                                                   Detail - Web          $    0.10   each
                                                                   ACH Return Item
                                                                   Notification
                                                                   (Huntingtonview)      $    0.55   each
                                                                   Auto Investment
                                                                   Maintenance           $  150.00   each
                                                                   Check Fine Sort
                                                                   Processing            $    0.35   each
                                                                   Check Fine Sort
                                                                   Maintenance           $   55.00   each
                                                                   Check Retrieval       $   20.00   month
                                                                   Visual Archive -
                                                                   Image                 $    0.02   each
                                                                   Visual Archive -
                                                                   CD Rom                $   25.00   per CD

BISYS Network

     Telecom - Monthly Lease (InvestarONE, PowerImage Access)                            $2,700.00   per T1 per month***

     ISDN Backup for T1                                                                  $   50.00   per month

     Telecom - Install (Network Routers)                                                 $8,000.00   one-time

     Router Maintenance and Support                                                      $   58.00   per router per month
                                                                                                     per workstation per
     Remote Access - InvestarONE (Workstation/Production Support)                        $1,500.00   year
                                                                                                     per workstation per
     Remote Access - PowerImage (Workstation/Production Support)                         $1,000.00   year

SunGard

     CPU Consumption (for custom jobs)                                                   $    0.35   per second

     Programming and Development Resources                                               $  150.00   per hour
                                                                                                     per eligible account per
     Maintenance of Average Cost History Tables                                          $    0.01   month

     Price/Rate Plugs (for bad prices/rates)                                             $  150.00   each plug

     NSCC Price Profiles                                                                 $   10.00   per cusip per month

     Blue Zone Access Fee (for dial-up to Investar)                                      $  125.00   per ID per month
                                                                                                     per second (subject to
                                                                                         $    0.05   a minimum)
     Expediter

             RJE Dial-up                                                                   $    100.00  per remote per month
             Tapes                                                                         $     15.00  per tape
----------------------------------------------------------------------------------------------------------------------------

FanMail - DST Charges
----------------------------------------------------------------------------------------------------------------------------
             Dealer Daily Reports                                                          $     0.018
             Branch/Rep/Tax ID Daily Reports                                               $     0.027
             Usage Charge - Price File                                                     $      1.75
             Price Records                                                                 $     0.002
             CPU                                                                           $     0.350  per second
----------------------------------------------------------------------------------------------------------------------------
Other
----------------------------------------------------------------------------------------------------------------------------
             AT&T Telecom (1-800 Lines)                                                    $      0.05  minute
             IKON Copies (photocopies)                                                     $      0.06  each
             Fed Ex/ Mail                                                                               average per package -
                                                                                           $      4.00  actual cost is billed
             Storage/ Fireproof - Original Records Storage                                 $      0.18  per box
             Storage/ Fireproof - Original Records Retrieval                               $      1.00  per box/retrieval
             Storage/ Fireproof - Original Records Refile                                  $      1.00  per box/refile
             Envelopes - Shareholder Correspondence                                        $    242.00  1000 pieces
             Letterhead - Shareholder Correspondence                                       $    156.00  1000 pieces
                                                                                                        per book (up to $5.00
             Deluxe Checkbook Orders                                                       $      2.37  for specialty)
             IRA Booklets
                                        Customized Forms

                                                                         Typesetting fees  $     80.00  per hour
                                                                         Custom form
                                                                         language drafting $    295.00  per hour
                                                                         Custom form
                                                                         maintenance                    750 annually/62.50
                                                                         service           $     62.50  monthly
                                        Rights to Reproduce (electronic)                   $  7,000.00  annually
                                        IRA QuickstartTM (Web)                             $  9,500.00  annually
                                                                         Web hosting
                                                                         services          $    500.00  monthly
             Ad Hoc Reports - One-Time Request                                             $    150.00  report
                                                                                                        monthly - regardless of
             Ad Hoc Reports - Scheduled Job                                                $    250.00  frequency

             Prospective Shareholder Fulfillment Services                                               separate fee schedule
                                                                                                        for selected vendors

             Blue Sky Check Fees                                                           $      8.00 check